                                                                   EXHIBIT 10.42


NEITHER THIS NOTE NOR ANY SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.

THIS NOTE AND ALL SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF ARE SUBJECT TO A MARKET STAND-OFF RESTRICTION AS SET FORTH IN AN ASSET PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THIS NOTE, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THIS NOTE AND ALL SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF MAY NOT BE TRADED PRIOR TO THE EXPIRATION OF SUCH STAND-OFF PERIOD AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF ANY SUCH SECURITIES.

                                 DOVEBID, INC.

                   CONVERTIBLE SUBORDINATED PROMISSORY NOTE

 US$750,000                                                        July 28, 2000


     DoveBid, Inc., a Delaware corporation (the "Company"), with offices at 1241 East Hillsdale Blvd., Foster City, CA 94404, for value received, promises to pay to the order of MasonGreene Australasia Pty Ltd CAN 065 348 736, a Victorian company ("Payee") at such address as Payee may designate, One Million U.S. Dollars and No Cents ($1,000,000.00), plus interest thereon calculated from the date hereof until paid at an annual rate equal to the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, as of the date hereof, compounded annually. Principal and accrued interest will be due and payable in lawful money of the United States in full on the two-year anniversary of the date of this Note (the "Maturity Date"), unless this Note shall have been previously converted pursuant to Section 2 below, in which case all outstanding principal under this Note and all accrued interest thereon shall be satisfied in full by virtue of such conversion and the issuance and delivery of fully paid and non-assessable shares of Conversion Stock to the holder of this Note as set forth in Section 2 below. Payments by the Company shall be applied first to any and all accrued interest through the payment date and second to the principal remaining due hereunder.

     The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

     1.   Definitions.  As used in this Note, the following terms, unless the
          -----------
context otherwise requires, have the following meanings:

          1.1 "Company" includes any corporation or other entity which succeeds to or assume the obligations of the Company under this Note.

          1.2 "Conversion Stock" shall mean shares of Common Stock of the Company of the same class of common stock that is registered by the Company pursuant to an Initial Public Offering.

          1.3 "Conversion Price" shall mean the price per share that is the exact middle of the price range stated in the Company's final amended registration statement on Form S-1, Form SB-1 or a similar successor form pertaining to an Initial Public Offering that closes on before the Maturity Date. No conversion shall occur and there is therefore no Conversion Price with respect to an Initial Public Offering that closes after the Maturity Date.

          1.4 "Noteholder," "holder," or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

          1.5 "Initial Public Offering" shall mean the closing of a sale of Common Stock pursuant to a registration statement on Form S-1, Form SB-1 or SB-2 (or any similar or successor form) under the Securities Act of 1933, as amended (the "Securities Act"), for an underwritten initial public offering.

          1.6 "Subordination Agreement" shall mean the Subordination Agreement attached hereto as Annex A and incorporated by reference herein.
                   -------

     2.   Conversion.
          ----------

          2.1  Mandatory Conversion. This Note and all of the outstanding
               --------------------
principal and accrued and unpaid interest on and under this Note shall be converted into Conversion Stock at the Conversion Price immediately prior to the first closing of an Initial Public Offering before the Maturity Date. For informational purposes, the Company shall provide the Noteholder with written notice (at the most recent address for the Noteholder provided to the Company by the Noteholder in writing) (i) within seven days after it files with the Securities and Exchange Commission ("SEC") any registration statement on Form S-1, Form SB-1 or Form SB-2 (or any similar or successor form) for an Initial Public Offering, and (ii) reasonably promptly following the first closing of an Initial Public Offering. Conversion as described in this Section 2.1 shall occur only upon the closing of an Initial Public Offering, provided that (i) upon the first closing of an Initial Public Offering, the conversion shall be deemed to have occurred immediately prior to such first closing of such Initial Public Offering, and (ii) as a condition precedent or condition subsequent to conversion (the election between which type of condition shall be the Company's sole election in the Company's sole discretion), the Noteholder must surrender this Note for conversion at the principal office of the Company. Incident to any conversion, the Conversion Stock will have those rights and privileges, and be subject to those restrictions, of the shares of Common Stock as set forth in the Company's Certificate of Incorporation, as amended from time to time, and the Noteholder will receive the rights and be subject to the obligations applicable to the purchasers of Common Stock, provided that the sale restriction referred to in Section 5 below shall apply to the Conversion Stock. This Note shall not be convertible and shall not be converted into Conversion Stock if there is not an Initial Public Offering on or before the Maturity Date.

          2.2  No Fractional Shares.  No fractional shares will be issued on
               --------------------
conversion of this Note. If on any conversion of this Note a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

          2.3  Reservation of Stock.  Prior to any conversion of this Note
               --------------------
pursuant to Section 2.1 above, the Company will take such corporate action and obtain such government consents and approvals as may, in the reasonable opinion of its counsel, be necessary to authorize the issuance of a sufficient number of shares of Conversion Stock into which this Note is to convert pursuant to
Section 2.1 above.

          2.4  Fully Paid Shares; Certificates.  All shares of Conversion Stock
               -------------------------------
issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable. The certificates representing the shares of Conversion Stock issued upon conversion hereof shall be delivered to the holder against surrender of this Note. The holder, by accepting this Note, undertakes and agrees to accept such shares of Conversion Stock in full satisfaction of the outstanding principal and accrued interest thereon in accordance with the terms of this Note. Anything to the contrary in this Note notwithstanding, the Company's obligation to issue shares of Conversion Stock to any holder of this Note is expressly conditioned upon compliance of such issuance with applicable federal and state securities laws without registration or other qualification thereunder.

          2.5  No Rights or Liabilities as Shareholder.  This Note does not by
               ---------------------------------------
itself entitle the Noteholder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder shall cause such holder to be a shareholder of the Company for any purpose by virtue hereof.

          2.6  No Other Conversion.  The conversion described in this Section 2
               -------------------
shall constitute the sole methods by which this Note will convert.

     3.   Subordination.  This Note and the indebtedness evidence by this Note
          -------------
are subordinated to the prior payment in full of all or substantially all other indebtedness of the Company pursuant to the terms of a Subordination Agreement in the form attached hereto as Annex A and incorporated herein by reference.
                               -------

     4.   Prepayment.  This Note may be prepaid, in its entirety (including the
          ----------
principal sum and interest accrued to the date of payment) without penalty or premium at any time subject to the limitations on payment in the Subordination Agreement.

     5.   Securities Matters; Restrictions on Transfers.  The Noteholder
          ---------------------------------------------
acknowledges that this Note has been issued pursuant to that certain Asset Purchase Agreement, dated as of [July __, 2000], by and among DoveBid, DoveBid Australasia Pty Ltd ACN #, a Victorian company and wholly owned subsidiary of DoveBid, Payee, C. N. Mason & Associates Pty Ltd ACN 007 145 191, a Victorian company and Christopher N. Mason (the "Purchase Agreement") in reliance on, among other things, the representations, warranties and covenants of the Payee therein, and that this Note is and the Conversion Stock upon their issuance will be subject to restrictions on transfer in the Securities Act and state securities laws, and under the Purchase Agreement, including without limitation, market-standback restrictions therein. Such restrictions will be binding on any permitted transferee of this Note and/or the Conversion Stock, and the Company may place legends on any certificates representing this Note or the Conversion Stock, and may impose stop-transfer instructions with respect to such securities.

     6.   Usury Savings Clause.  The Company and the Noteholder intend to comply
          --------------------
at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company's and the Noteholder's express intention that the Company not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 6 shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Noteholder to the Company), and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

     7.   General Provisions.
          ------------------

          7.1  Notices.  All notices and other communications required or
               -------
permitted hereunder shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by delivering the same in person to such party or to an officer or agent of such party, as follows:

               (i) If mailed or delivered to the Company, to each of the following, using two separate mailings or deliveries:



                    DoveBid, Inc.
                    1241 East Hillsdale Blvd.
                    Foster City, California 94404
                    Attn: Cory Ravid, Chief Financial Officer

                    DoveBid, Inc.
                    1241 East Hillsdale Blvd.
                    Foster City, California 94404
                    Attn: Anthony Capobianco, General Counsel

               (ii) If mailed or delivered to the Payee, addressed to it at the following address number:


                    ______________________________
                    ______________________________
                    ______________________________


               with a copy to:

or to such other address as any party hereto shall specify in writing to the other parties hereto pursuant to this Section 7.1 from time to time. Such notice shall be effective only upon actual receipt.

          7.2  Severability; Headings.  In case any provision of this Note shall
               ----------------------
be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless to do so would deprive the Noteholder or the Company of a substantial part of its bargain. All headings used herein are used only for convenience and shall not be used to construe or interpret this Note.

          7.3  Assignment.  Neither this Note nor any right or obligation
               ----------
hereunder may be assigned or delegated by Payee without the prior written consent of Company. Neither this Note nor any right or obligation hereunder may be assigned or delegated by Company without the prior written consent of Payee, except pursuant to a merger in which Company is a party, or pursuant to a sale or other transfer of substantially all of the assets of Company. Any purported assignment in violation of this paragraph shall be void.

          7.4  Amendment; Waiver.  Any provision of this Note may be amended or
               -----------------
modified only by a writing signed by both Company and Payee. Compliance with any provision of this Note may be waived only by a writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          7.5  Governing Law.  This Note shall be construed and enforced in
               -------------
accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of laws.

          7.6  United States Dollars.  All dollar amounts set forth in this Note
               ---------------------
are United States Dollars.





              [The rest of this page is intentionally left blank]

     IN WITNESS WHEREOF, each party has caused this Note to be executed as of the date first set forth above.

                                   DOVEBID, INC.


                                   By: /s/ Anthony Capobianco
                                      ------------------------------------------
                                   Name:  Anthony Capobianco
                                   Title: Vice President and General Counsel


Acknowledged and Agreed to:

MASONGREENE AUSTRALASIA PTY LTD


By: /s/ Francis Cirone
   -----------------------------
   President